SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2003

Roller Bearing Company of America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-33085	13-3426227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Round Hill Road, Fairfield, Connecticut	06430
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 203-255-1511

(Former name or former address, if changed since last report)

Item 5.                                                            Other Events

Effective April 30, 2003, Anthony S. Cavalieri resigned as our Chief Financial Officer to pursue other interests.  We have commenced a search for a permanent replacement, and anticipate filling the position on or about June 30, 2003.  Jane Bohrer, our corporate controller, has been appointed as our acting Chief Financial Officer, pending completion of the search.

Certain statements made in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, involve risks and uncertainties, including, without limitation, the effect of economic and market conditions and competition, the cyclical nature of our target markets, particularly, the aerospace industry, the cost of raw materials and our ability to pass cost increases to its customers, our reliance on certain customers, our ability to expand into new markets, our ability to integrate acquisitions and other factors discussed from time to time in the reports we file with the Securities and Exchange Commission, which could cause actual results to differ materially from those contemplated by the forward looking statements.

All forward-looking statements included in this Current Report on Form 8-K are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2003	ROLLER BEARING COMPANY OF AMERICA, INC.

	By:	/s/ Michael J. Hartnett
Michael J. Hartnett
President and Chief Executive Officer